                            SCHEDULE 14A INFORMATION


          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2


                             THE TAIWAN FUND, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):


[X]  No fee required.


[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             THE TAIWAN FUND, INC.


                225 FRANKLIN STREET, BOSTON, MASSACHUSETTS 02110


                            TELEPHONE 1-800-636-9242



                                                                January 13, 1998


Dear Stockholder:


     Enclosed you will find a Notice and Proxy Statement for the Annual Meeting of Stockholders of The Taiwan Fund, Inc. to be held on Friday, February 13, 1998.


     The matters on which you, as a stockholder of the Fund, are being asked to vote are election of the Fund's Directors, ratification of the selection of Coopers & Lybrand L.L.P. as the Fund's independent public accountants, approval of an amendment to the Securities Investment Trust -- Investment Management and Custodian Contract, dated December 16, 1986, as amended (the "Management Contract"), among the Fund, China Securities Investment Trust Corporation and The International Commercial Bank of China, to reduce, in the manner described in the accompanying Proxy Statement, the advisory fees payable thereunder and an amendment to the Fund's investment limitations to permit the Fund to invest in stocks traded in the over-the-counter market in Taiwan.


     After reviewing each matter carefully, the Board of Directors recommends that you vote FOR each of the proposals. If you have any questions regarding the proposals or need assistance in completing your proxy card, please contact our proxy solicitor, Shareholder Communications Corporation, at 1-800-733-8481, ext.
438. If we have not received your proxy as the meeting date approaches, you may receive a telephone call from Shareholder Communications Corporation reminding you to vote your shares.


     YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE TAKE A FEW MINUTES TO REVIEW THIS MATERIAL, CAST YOUR VOTE ON THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOUR PROMPT RESPONSE IS NEEDED TO AVOID FOLLOW-UP MAILINGS WHICH WOULD INCREASE COSTS PAID BY ALL STOCKHOLDERS.

     Thank you very much for your assistance.

                                                      Sincerely,

                                                      Benny T. Hu
                                                       President

                             THE TAIWAN FUND, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                               FEBRUARY 13, 1998


To the Stockholders of THE TAIWAN FUND, INC.:


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Taiwan Fund, Inc. (the "Fund") will be held at the offices of Rogers & Wells, 200 Park Avenue, 52nd Floor, New York, New York 10166, on Friday, February 13, 1998 at 11:00 A.M., New York time, for the following purposes:


          (1) To elect six directors to serve for the ensuing year.

          (2) To ratify or reject the selection of Coopers & Lybrand L.L.P., as independent public accountants of the Fund for its fiscal year ending August 31, 1998.

          (3) To consider approval of an amendment to the Securities Investment Trust-Investment Management and Custodian Contract, dated December 16, 1986, as amended (the "Management Contract"), among the Fund, China Securities Investment Trust Corporation and The International Commercial Bank of China, to reduce, in the manner described in the accompanying Proxy Statement, the advisory fees payable thereunder.

          (4) To consider approval of an amendment to the Fund's investment limitations to permit the Fund to invest in stocks traded in the over-the-counter market in Taiwan, rather than only Taiwan Stock Exchange ("TSE") listed stocks or equity securities which will be listed on the TSE immediately following the offering of such securities and, in connection therewith, corresponding amendments to the Management Contract and By-Laws of the Fund.

          (5) To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on December 23, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments thereof.

     You are cordially invited to attend the meeting. Stockholders who do not expect to attend the meeting in person are requested to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose. The enclosed proxy is being solicited by the Board of Directors of the Fund.

                                          By order of the Board of Directors


                                          GLORIA WANG

                                          Secretary

January 13, 1998

                                PROXY STATEMENT
                             THE TAIWAN FUND, INC.
                                  INTRODUCTION


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of THE TAIWAN FUND, INC. (the "Fund") for use at the Annual Meeting of Stockholders, to be held at the offices of Rogers & Wells, 200 Park Avenue, 52nd Floor, New York, New York 10166, on Friday, February 13, 1998 at 11:00 A.M., New York time, and at any adjournments thereof.



     The approximate date on which this Proxy Statement and the form of proxy will be mailed to stockholders is January 13, 1998. Any stockholder giving a proxy has the power to revoke it by mail (addressed to the Secretary of the Fund c/o the Fund's administrator, State Street Bank and Trust Company, at the Fund's address at 225 Franklin Street, Boston, Massachusetts 02110) or in person at the meeting, by executing a superseding proxy or by submitting a notice of revocation to the Fund. All properly executed proxies received in time for the meeting will be voted as specified in the proxy or, if no specification is made, for each proposal referred to in this Proxy Statement. Abstentions and broker non-votes are each included in the determination of the number of shares present at the meeting for purposes of determining the presence of a quorum.


     The Board of Directors has fixed the close of business on December 23, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment thereof. Stockholders on the record date will be entitled to one vote for each share held, with no shares having cumulative voting rights. As of the record date, the Fund had outstanding 16,365,572 shares of common stock. To the knowledge of management of the Fund, no person owned beneficially more than 5% of the Fund's outstanding shares as of December 23, 1997.

     Management of the Fund knows of no business other than that mentioned in Proposals (1) through (4) of the Notice of Meeting which will be presented for consideration at the meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.


     THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT FOR ITS FISCAL YEAR ENDED AUGUST 31, 1997 TO ANY STOCKHOLDER REQUESTING SUCH REPORT. REQUESTS FOR THE ANNUAL REPORT SHOULD BE MADE BY WRITING TO THE TAIWAN FUND, INC., 225 FRANKLIN STREET, BOSTON, MASSACHUSETTS 02110, ATTENTION: JAMES ROSS, OR BY CALLING 1-800-636-9242.

                           (1) ELECTION OF DIRECTORS

     Persons named in the accompanying form of proxy intend in the absence of contrary instruction to vote all proxies for the election of the six nominees listed below as directors of the Fund to serve until the next Annual Meeting of Stockholders (expected to be held in February 1999), or until their successors are elected and qualified. If any such nominee should be unable to serve due to an event not now anticipated, the proxies will be voted for such person, if any, as shall be designated by the Board of Directors to replace any such nominee.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

     The following table sets forth certain information concerning each of the nominees as a director of the Fund. Each of the nominees is now a director of the Fund.


                                   PRESENT OFFICE WITH THE FUND,                   SHARES
                                 PRINCIPAL OCCUPATION OR EMPLOYMENT             BENEFICIALLY
                                     DURING PAST FIVE YEARS AND                    OWNED       PERCENT
        NAME AND ADDRESS           DIRECTORSHIPS IN PUBLICLY-HELD    DIRECTOR   DECEMBER 23,     OF
        OF NOMINEE (AGE)                     COMPANIES                SINCE       1997(1)       CLASS
-------------------------------- ----------------------------------  --------   ------------   -------
*Benny T. Hu (49)                President of the Fund; President,     1993         None        --
 125 Nanking East Road            China Development Corporation
 Section 5                        (1993-present); Chairman, China
 Taipei, Taiwan, ROC              Securities Investment Trust Cor-
                                  poration (1992-1993); President,
                                  China Securities Investment Trust
                                  Corporation (1985-1992); Chair-
                                  man, Far East Air Transport Corp.
                                  (1995-present); Executive Direc-
                                  tor, Merrill Lynch International,
                                  Inc. (1986-1990); Executive Vice
                                  President, International Invest-
                                  ment Trust Co., Ltd. (1983-1986);
                                  Director, China Steel Corporation
                                  (1993-present); Director, MITAC
                                  International Corp. (1993-
                                  present).
David Dean (72)                  Senior Advisor of the                 1991         None        --
 8361 B. Greensboro Drive         Chiang-Ching- Kuo Foundation
 McLean, Virginia 22102           (1990-present); Director, The
                                  American Institute in Taiwan
                                  (1979-1989).
Joe O. Rogers (49)               Partner, PHH Fantus Consulting        1986          200        +
 P.O. Box 372                     (May 1993-present); Partner, Al-
 Hunt Valley, Maryland            calde, Rousselot & Fay (1992- May
 21031                            1993); Director, The China Fund,
                                  Inc. (1992-present); President,
                                  Rogers International, Inc.
                                  (1986-present); President, Mid-
                                  dendorf Rogers Martin Group Inc.
                                  (1987-1989); U.S. Executive Di-
                                  rector, Asian Development Bank
                                  (1984-1986); Executive Director,
                                  Republican Conference, U.S. House
                                  of Representatives (1981-1984).

                                   PRESENT OFFICE WITH THE FUND,                   SHARES
                                 PRINCIPAL OCCUPATION OR EMPLOYMENT             BENEFICIALLY
                                     DURING PAST FIVE YEARS AND                    OWNED       PERCENT
        NAME AND ADDRESS           DIRECTORSHIPS IN PUBLICLY-HELD    DIRECTOR   DECEMBER 23,     OF
        OF NOMINEE (AGE)                     COMPANIES                SINCE       1997(1)       CLASS
-------------------------------- ----------------------------------  --------   ------------   -------
Jack C. Tang (70)                Director, Pacific Rim Investments     1989         None        --
 Suite 1601                       Ltd. (1991-present); Chairman
 Tower 1                          Emeritus (1997-present) and
 China Hong Kong City             Chairman and Chief Executive Of-
 33 Canton Road                   ficer (1987-1997), Tristate Hold-
 Tsim Sha Tsu                     ings Limited; Director,
 Kowloon, Hong Kong City          MidPacific Air Corporation
                                  (1986-present); Chairman, South
                                  Sea Development Co. Ltd.
                                  (March-September 1992); Chairman
                                  and Managing Director, South Sea
                                  Textile Manufacturing Co., Ltd.
                                  (1971-1992); Director, The Hong
                                  Kong and Shanghai Banking
                                  Corporation (1984-1991);
                                  Chairman, Pacific Rim Investments
                                  Ltd. (1989- 1991).
Shao-Yu Wang (74)                Director and Chairman, China Amer-    1986         None        --
 4th Fl. No. 260                  ican Petrochemical Co., Ltd.
 Tun Hwa N. Road                  (1976-present); Director, Ameri-
 Taipei, Taiwan, ROC              can California Bank (1980-pre-
                                  sent); Chairman of the Board of
                                  Trustees, Soochow University
                                  (1980-present); Chairman of the
                                  Min Chuan College (1986-pre-
                                  sent); Director, Taiwan Synthetic
                                  Rubber Corporation (1988-pre-
                                  sent).
Lawrence F. Weber (64)           Independent Consultant (1993-pre-     1995         None        --
 156 Ide Road                     sent); Director, East
 Williamstown,                    Asia/Australia, UBS Asset
 Massachusetts 01267              Management (N.Y.) (1991-1993);
                                  Managing Director, Asia-Pacific,
                                  Chase Investors Management (1983-
                                  1991).


------------
(1) The information as to beneficial ownership is based on statements furnished to the Fund by the nominees.
+   Less than 1% of the outstanding shares.
* Directors or nominees considered to be "interested persons" (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of the Fund or of the Fund's investment adviser. Mr. Hu is deemed to be an interested person because of his affiliation with China Development Corporation, the principal shareholder of the Fund's investment adviser, China Securities Investment Trust Corporation (99 Tunhwa S. Road, Section 2, 24th Floor, Taipei, Taiwan ROC).


     Mr. Harvey H.W. Chang has determined not to seek an additional term as a director of the Fund and will resign as a director immediately following the Annual Meeting of Stockholders on February 13, 1998. Mr. Chang has terminated his employment as Chairman of the Fund's investment adviser, China Securities Investment Trust Corporation (the "Adviser") and has accepted other employment. Mr. Chang has served as a director of the Fund since 1993. Due to the recent nature of Mr. Chang's decision, the Fund's Board of Directors has determined not to nominate a candidate to fill this vacancy on the Board of Directors at this time.

     The Fund's Board of Directors has an Executive Committee which may exercise the powers of the Board to conduct the current and ordinary business of the Fund while the Board is not in session. The current members of the Executive Committee are Messrs. Rogers, Chang and Wang. Mr. Chang's tenure on the Executive Committee will end upon the expiration of his term as a director of the Fund immediately following the meeting.


     The Fund's Board of Directors has an Audit Committee which is responsible for reviewing financial and accounting matters. The current members of the Audit Committee are Messrs. Dean, Rogers, Tang, Wang and Weber.

     The Board of Directors of the Fund held two regular meetings during the fiscal year ended August 31, 1997. In addition, the Audit Committee held three regular meetings during the fiscal year ended August 31, 1997. Messrs. Jack C. Tang and Benny T. Hu attended fewer than 75% of the aggregate number of Board meetings and meetings of committees on which they served.

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Fund's officers and directors, and persons who own more than ten percent of a registered class of the Fund's equity securities, to file reports of ownership and changes in ownership with the U.S. Securities and Exchange Commission (the "Commission") and the New York Stock Exchange, Inc. The Fund believes that its officers and directors have complied with all applicable filing requirements under Section 16(a) of the Exchange Act.

OFFICERS OF THE FUND


     Mr. Benny T. Hu (age 49), President of the Fund since 1986, also serves as President of China Development Corporation. Mr. Hu also served as Chairman of the Adviser from 1992 to 1993, and as President of the Adviser from 1985 to 1992. He was Executive Director of Merrill Lynch International, Inc. from 1986 to 1990.


     Gloria Wang (age 43), Secretary and Treasurer of the Fund since 1993, also serves as the Executive Vice President of the Adviser. Ms. Wang served as an Assistant Vice President in the research department of the Adviser from 1988 to 1993, and as Senior Vice President of the Adviser from 1993 to 1995.

     Both Mr. Hu and Ms. Wang are considered to be "interested persons" (as defined in the Investment Company Act of 1940, as amended (the "1940 Act") of the Fund and the Adviser.

TRANSACTIONS WITH AND REMUNERATION OF OFFICERS AND DIRECTORS


     The aggregate remuneration, including expenses relating to attendance at board meetings reimbursed by the Fund, of directors not affiliated with the

Adviser was US$119,500 during the fiscal year ended August 31, 1997. The Fund currently pays each director that is not affiliated with the Adviser an annual fee of US$10,000 plus US$1,000 for each directors' meeting and committee meeting attended.



     The Adviser pays the compensation and certain expenses of Mr. Harvey Chang, the current Chairman of the Adviser whose service as a director of the Fund will expire following the meeting, and of Ms. Gloria Wang, an employee of the Adviser who serves as Secretary and Treasurer of the Fund. Mr. Chang and Ms. Wang may participate in the advisory fees paid by the Fund to the Adviser, although the Fund makes no direct payments to either of them.


     The following table sets forth the aggregate compensation from the Fund paid to each director during the fiscal year ended August 31, 1997. The Adviser and its affiliates do not advise any other U.S. registered investment companies and therefore the Fund is not considered part of a Fund Complex.


                                                        AGGREGATE
                                                       COMPENSATION
                    NAME OF DIRECTOR                   FROM FUND(1)
    -------------------------------------------------  ------------
    Benny T. Hu*.....................................          --
    Harvey H.W. Chang*...............................          --
    David Dean.......................................    $ 13,250
    Joe O. Rogers....................................    $ 13,250
    Jack C. Tang.....................................    $ 10,750
    Shao-Yu Wang.....................................    $ 13,250
    Lawrence Weber...................................    $ 13,250


---------------

(1) Includes all compensation paid to directors by the Fund. The Fund's directors do not receive any pension or retirement benefits as compensation for their service as directors of the Fund.

 * Mr. Hu and Mr. Chang, who are affiliated with the Adviser and are therefore "interested persons" of the Fund, do not receive any compensation from the Fund for their service as directors.


REQUIRED VOTE


     The election of each director will require the affirmative vote of a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote for the election of the directors. For this purpose, votes that are withheld and broker non-votes will have no effect on the outcome of the elections.

     THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE SIX NOMINEES FOR DIRECTORS.

                        (2) RATIFICATION OR REJECTION OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     At a meeting held October 14, 1997, the Board of Directors of the Fund, including a majority of the directors who are not interested persons of the Fund, selected Coopers & Lybrand L.L.P. to act as independent certified public accountants for the Fund for the fiscal year ending August 31, 1998. The Fund knows of no direct financial or material indirect financial interest of such firm in the Fund. One or more representatives of Coopers & Lybrand L.L.P. are expected to be present at the meeting and will have an opportunity to make a statement if they so desire. Such representatives are expected to be available to respond to appropriate questions from stockholders.


     The Fund's financial statements for the fiscal years ended August 31, 1996 and 1997 were examined by Coopers & Lybrand L.L.P. in connection with its audit services. Coopers & Lybrand L.L.P. audited the financial statements included in the Fund's annual report for the fiscal year ended August 31, 1997 and reviewed the Fund's filings with the Commission.


REQUIRED VOTE

     The selection of independent certified public accountants is subject to the ratification or rejection of the stockholders of the Fund at the meeting. Ratification of the selection of the independent accountants will require the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote for the selection of independent accountants. For this purpose, abstentions will have the effect of a vote against the selection of independent accountants. Broker non-votes will have no effect on the vote.

     THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND L.L.P. AS THE FUND'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING AUGUST 31, 1998.

                   (3) APPROVAL OF REDUCTION OF ADVISORY FEE

PROPOSED FEE REDUCTION


     China Securities Investment Trust Corporation (the "Adviser") a registered investment adviser in the United States pursuant to the Investment Advisers Act of 1940, acts as the Fund's investment adviser and manager for the Fund's assets held in the Republic of China (the "ROC") pursuant to the Securities Investment Trust -- Investment Management and Custodian Contract, dated December 16, 1986, as amended (the "Management Contract"), among the Fund, the Adviser and the International Commercial Bank of China (the "Custodian"). All compensation paid to the Adviser by the

Fund for the Adviser's service as the Fund's investment adviser is paid under the terms of the Management Contract.



     For its services to the Fund rendered pursuant to the Management Contract, the Adviser receives a monthly basic fee in new Taiwan Dollars (NT$) at an annual rate of 1.50% of the Fund's average daily net assets. The basic fee is subject to performance adjustments which may increase or decrease the basic fee (by up to 0.5% per annum of the Fund's average net assets) on a monthly basis, depending on the performance of the Fund's investments compared to the performance of the Taiwan Stock Exchange (the "TSE") Index during a rolling performance period of 36 months.



     Following discussions between the directors of the Fund, including those directors of the Fund who are not "interested persons" as defined in the 1940 Act (the "Independent Directors"), the Board of Directors unanimously resolved at its meeting on October 14, 1997 to approve a reduction in advisory fees payable to the Adviser which would reduce the basic fee from an annual rate of 1.50% of the Fund's average daily net assets to an annual rate of 1.30% of the Fund's average daily net assets. In addition, the Board of Directors unanimously approved a reduction in the performance adjustment from 0.50% to 0.30%. No other changes are proposed to the Management Contract.


     For the year ended August 31, 1997, the advisory fee paid to the Adviser was equivalent to an annual rate of 1.87% of average net assets. The aggregate amount of the advisory fee for the fiscal year ended August 31, 1997 was US$8,738,673. Had the proposed reduced advisory fee been in effect throughout the fiscal year ended August 31, 1997, the Adviser would have received US$7,108,965, a reduction of US$1,629,708, or 18.6%.

     In considering whether to seek a reduction of the advisory fee, the Board of Directors reviewed and evaluated information provided by the Adviser and also obtained additional information from other sources. The information reviewed by the Board of Directors concerned, among other things, (i) the nature, quality and extent of the advisory, administrative, compliance and shareholder services provided by the Adviser to the Fund and the stockholders, (ii) the amount of advisory fees paid under the current fee calculation relative to other advisors' fees for comparable services and the Fund's expense ratio in relationship to industry norms, (iii) the feasibility of obtaining similar services from another investment manager qualified to provide such services in Taiwan, (iv) the extent to which, relative to industry practice, the Adviser had passed on any economies of scale to the Fund and the stockholders in the administration of the Fund, (v) the responsibility and liability assumed by the Adviser in managing the funds entrusted to it and (vi) the income received by the Adviser after deducting the cost of services provided to the Fund. The Board of Directors had also been provided previously with a memorandum prepared by counsel to the Fund describing the directors' legal duties in connection with their consideration of the continuation or modification of the Management Contract. In addition, the Independent Directors who serve on the Fund's Audit Committee met privately to discuss what they believed would be an appropriate level or levels of the advisory fee to be paid by the Fund to the Adviser, and the Independent Directors discussed such issues with the other directors.

     The 1940 Act requires that investment advisory contracts between an investment company and an investment adviser be in writing, that such contracts specify, among other things, the compensation payable to the adviser pursuant thereto and that such contracts be approved by the holders of a majority of the Fund's outstanding shares of common stock as defined in the 1940 Act and discussed below.

     The stockholders' approval of the proposed reduced advisory fee would, for technical purposes of the 1940 Act, entail their approval of a new investment advisory contract; and following such stockholder approval and approval by the ROC Securities and Exchange Commission (the "ROC SEC"), the Management Contract, revised to include the reduced advisory fee, would remain in effect for an initial period of two years from the date of its execution by the Fund (which, due to the anticipated procedures for obtaining ROC SEC approval, would likely precede the submission of the Management Contract, so revised, to the ROC SEC for its approval). Thereafter, the Management Contract would continue in effect from year to year if its continuance is specifically approved at least annually by (i) a vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such approval, and (ii) either a vote of a majority of the Board of Directors as a whole or a majority of the Fund's outstanding shares of common stock as defined in the 1940 Act.


     If the stockholders fail to approve the reduced advisory fee or if any other condition to the implementation of the reduced advisory fee is not satisfied in a timely manner (as a result, for instance, of a need to adjourn the Meeting in order to obtain the requisite stockholder vote), the Management Contract would continue in effect in its current form until December 15, 1998 and thereafter from year to year as set forth below, pending a determination by the Board of how to respond to such a failure by the stockholders to approve, or any failure to satisfy any other condition to the implementation of, the reduced advisory fee.


FURTHER INFORMATION CONCERNING THE ADVISER

     The Adviser was incorporated on April 14, 1986 under the laws of the ROC as a securities investment trust enterprise with limited liability and with authority to raise and manage investment trust funds. In its capacity as investment adviser to the Fund, the Adviser is responsible for the continuing administration of the assets of the Fund in accordance with the Management

Contract, the Investment Advisory and Management Agreement, dated December 16, 1986 (the "U.S. Investment Contract") among the Fund and the Adviser, and all applicable laws and regulations of the ROC and the United States. The Adviser's offices are located at 24th Floor, Section 2, 99 Tun Hwa South Road, Section 2, Taipei, Taiwan, ROC.


     The principal shareholder of the Adviser is China Development Corporation, an ROC corporation formed in 1959 which is engaged in the investment and trust business in Taiwan and the shares of which are listed on the Taiwan Stock Exchange. As of August 31, 1997, a portion of China Development Corporation's outstanding shares were owned by agencies or instrumentalities of the ROC government or by entities wholly-owned or majority-owned by the ROC government. China Development Corporation owns 58% of the Adviser's capital stock.


     The Adviser's Board of Directors consists of ten directors, five of whom are nominated by China Development Corporation, two by Merrill Lynch International Incorporated and one by each of the other institutional shareholders. I-Ming Lin, the President of the Adviser, is responsible for the day-to-day business and operations of the Adviser.


THE NATURE OF THE FUND'S MANAGEMENT ARRANGEMENTS

     The following is a summary description of certain provisions of the Management Contract and the U.S. Investment Contract. The described provisions of the Management Contract will also be included in the contract if it is amended to incorporate the proposed reduced advisory fee.

     Under current regulations of the ROC, the Fund may not invest directly in securities issued by Taiwanese companies. However, the Fund may invest in such securities through a securities investment trust fund arrangement established under ROC regulations. This arrangement has been established by means of the Management Contract.


     Under the Management Contract, the Adviser is required to manage the investment of the Fund's assets held by the Custodian for the exclusive benefit of the Fund. The Adviser's duties include making investment decisions, supervising the acquisition and disposition of investments and selecting brokers or dealers to carry out portfolio transactions, all in accordance with the Fund's investment objective and policies and within the guidelines and directions established by the Fund's Board of Directors.


     The Management Contract was last voted upon by stockholders in 1997 when the investment limitation with respect to TSE listed securities was amended and, unless amended as contemplated in this Proxy Statement, the Management Contract will remain in force until December 15, 1998 and thereafter from year to year, subject to its continuance being approved at least annually by the vote of a majority of the Independent Directors, cast in person at a meeting called for that purpose, and by either (a) the vote of a majority of the Board of Directors as a whole or (b) the vote of a majority of the Fund's outstanding shares of common stock as defined in the 1940 Act. The Management Contract also governs the relationship between the Fund and the Custodian.

     The Management Contract may be terminated by the Fund upon the vote of a majority of the directors or by the vote of a majority of the Fund's outstanding shares of common stock as defined in the 1940 Act, without payment of any penalty, upon 60 days' written notice to the Adviser and the Custodian, and will terminate automatically in the event of its assignment (as defined in the 1940
Act) by the Adviser or the Custodian or a transfer or other disposition by the Fund of units of beneficial interest in the assets held under the Management Contract. The Management Contract will also terminate (i) if required by the Commission, (ii) if in the opinion of the Adviser further operation of the Fund in accordance with the Management Contract is illegal, impractical or inadvisable having regard solely to the interests of the Fund, or (iii) upon the removal of the Adviser or the Custodian (the liquidation or bankruptcy or revocation of the ROC license of the Adviser or the Custodian being deemed to be a removal of the Adviser or the Custodian, as the case may be).

     The Adviser manages the assets of the Fund held in the United States pursuant to the U.S. Investment Contract. Such assets may be held pending remittance to the ROC of the proceeds of any offering that may be made by the Fund of its securities, or after any distribution to the Fund under the Management Contract, or to pay the Fund's expenses in the United States, or upon borrowing by the Fund from a bank in the United States for temporary or emergency purposes, or otherwise as permitted under applicable ROC laws and regulations. The amount of such assets, however, has been, and is generally expected to continue to be, small in relation to the total assets of the Fund. The Fund does not and will not pay any additional compensation to the Adviser, and has not incurred and will not incur any additional expenses, with respect to the services provided or to be provided by the Adviser under the U.S. Investment Contract.


     The U.S. Investment Contract, which became effective on December 16, 1986, will be in force until December 15, 1998 and thereafter from year to year, subject to its continuance being approved at least annually by the vote of a majority of the Independent Directors, cast in person at a meeting called for that purpose, and by either (a) the vote of a majority of the Board of Directors as a whole or (b) the vote of a majority of the Fund's outstanding shares of common stock as defined in the 1940 Act.


     The U.S. Investment Contract may be terminated by the Fund, or by the Adviser, without payment of any penalty, upon 60 days' written notice to the other party, and will terminate automatically in the event of its assignment

(as defined in the 1940 Act). The U.S. Investment Contract will also terminate upon the termination of the Management Contract in accordance with the provisions thereof.

FUND ADMINISTRATION AND EXPENSES

     The Adviser or its shareholders bear all expenses associated with its investment management duties under the Management Contract as well as all salaries, fees and expenses of the Fund's officers and directors who are interested persons of the Adviser. Other than expenses borne by the Adviser or the Fund's administrator, the Fund will bear all of its expenses including: fees and expenses of the Fund's Independent Directors; interest expense; taxes and governmental fees; brokerage commissions and other expenses incurred in acquiring or disposing of portfolio securities; expenses of preparing stock certificates and other expenses in connection with the issuance, offering, distribution, sale or underwriting of securities issued by the Fund; expenses of registering and qualifying the Fund's shares for sale with the Commission and in various states and foreign jurisdictions; auditing, accounting, insurance and legal costs; custodian, dividend disbursing and transfer agent expenses; expenses of obtaining and maintaining stock exchange listings of the Fund's shares; and the expenses of stockholders' meetings and of the preparation and distribution of reports to stockholders.

PORTFOLIO TRANSACTIONS AND BROKERAGE

     In portfolio transactions involving equity securities, the Adviser places orders on behalf of the Fund directly with brokers except that the purchase of shares in rights offerings is made directly from the issuer. In portfolio transactions involving debt securities, the Adviser may place orders on behalf of the Fund directly with brokers, bills companies or other institutions or may make purchases directly from the issuer.

     The primary objective of the Adviser in placing orders for the purchase and sale of securities for the Fund's portfolio will be to obtain the most favorable net results, taking into account such factors as price, commission, size of order, difficulty of execution and skill required of the broker/dealer. Brokerage commissions are fixed under the rules of the TSE.

REQUIRED VOTE


     Approval of the proposed amendment to the Management Contract to reduce advisory fees payable thereunder will require the affirmative vote of a majority of the Fund's outstanding shares of common stock. As defined in the 1940 Act, a "majority of outstanding shares" means the lesser of 67% of the voting securities present at the Annual Meeting of Stockholders, if a quorum is present, or 50% of the outstanding securities. For this purpose, both abstentions and broker non-votes will have the effect of a vote to disapprove the proposed amendment. The Fund will continue under its current Management Contract and advisory fee calculation if this proposal is not approved by the stockholders, or if any other condition to the implementation of the reduced advisory fee is not satisfied.

     THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" APPROVAL OF THE REDUCTION OF ADVISORY FEES.

                   (4) APPROVAL OF AN AMENDMENT TO THE FUND'S
                      INVESTMENT LIMITATIONS TO PERMIT THE
                       FUND TO INVEST IN STOCKS TRADED IN
                     THE OVER-THE-COUNTER MARKET IN TAIWAN


     The Board of Directors of the Fund has unanimously approved and directed that there be submitted to the stockholders for their approval an amendment to the Fund's investment limitations to permit the Fund to invest in stocks traded in the over-the-counter market in Taiwan (the "OTC Market") rather than only Taiwan Stock Exchange ("TSE") listed stocks or equity securities which will be listed on the TSE immediately following the offering of such securities. At the Annual Meeting of Stockholders of the Fund as adjourned and held on April 22, 1997, the stockholders of the Fund approved an amendment to the Fund's investment limitations to permit the Fund to purchase equity securities issued in initial public offerings and secondary public offerings which will be listed on the TSE immediately following such offerings. The Fund's current investment limitations, however, prevent the Fund from investing in stocks traded in the OTC Market. This change is being recommended to permit the Fund to acquire securities in the growing OTC Market and thus provide the Fund more flexibility to take advantage of investment opportunities in Taiwan.


     The Fund's investment limitations are fundamental policies of the Fund and may not be changed without stockholder approval. A change in the Fund's investment limitations also requires approval by the ROC SEC after stockholder approval. If the proposed change is not approved by the ROC SEC after stockholder approval, it will not become effective. In addition, the Fund's investment limitations are set forth in the Management Contract and the By-Laws of the Fund (the "By-Laws"). Accordingly, an amendment to the Fund's investment limitations necessitates an amendment to those documents as well and, if adopted, this Proposal (4) will authorize identical amendments to the investment limitations set forth in the Management Contract and the By-Laws.


     The text (as stated in the Fund's Statement of Additional Information, the Management Contract and the By-Laws) of the Fund's investment limitation limiting its ability to purchase securities to TSE listed securities or equity securities which will be listed on the TSE immediately following the offering of such securities is set forth in Exhibit A to this Proxy Statement. It is proposed that such text of the Fund's Statement of Additional Information, Management Contract and By-Laws be amended as set forth in Exhibit A so as to permit the fund to invest in stocks traded in the OTC Market. The Fund's investment objective will not change as a result of the amendment and will continue to be to seek long-term capital appreciation through investments primarily in equity securities listed on the TSE in Taiwan. Furthermore, the Board of Directors intends to limit the Fund's investment in stocks traded in the OTC Market by adopting a non-fundamental operating policy to this effect.



     As discussed above, the primary reason for the proposed change in the Fund's investment limitation is to expand the range of investment opportunities available to the Fund. Under the Fund's existing investment limitations, the Adviser has been limited to seeking suitable equity securities which are already listed and traded or will be listed on the TSE, and thus the Fund has not been permitted to purchase securities traded in the OTC Market. The Fund's management believes that the existing investment limitation has placed the Fund at a disadvantage compared to other investors particularly in light of the growth of the OTC Market.


     The Board of Directors believes that the proposed change is in the best interests of the Fund. In addition, due to the limited number of investment opportunities available to the Fund, the directors believe it would be more appropriate for the Fund to have investment limitations which conform to the opportunities for investment currently available to the Fund. Accordingly, the directors recommend that the stockholders vote to approve this change.

THE OVER-THE-COUNTER MARKET IN TAIWAN


     The OTC Market was established in Taiwan in 1982 on the initiative of the ROC SEC. The OTC Market has grown dramatically in recent years. At September 30, 1997, the total market capitalization of the OTC Market was approximately NT$1 trillion, increasing from approximately NT$300 billion in January 1996. The OTC Market represented approximately 10% of the total market capitalization of the TSE at September 30, 1997. Monthly turnover in the OTC Market has increased from less than NT$25 billion in January 1996 to approximately NT$350 billion in July 1997.



     The number of registered companies in the OTC Market has grown from 48 in January 1996 to 101 at September 30, 1997. At November 30, 1997, there were 796 brokers in the OTC Market of which 164 were able to trade for their own account. Active traders include trust and investment companies and bills finance companies. The ROC SEC has promulgated regulations designed to encourage trading of unlisted equity and debt securities of companies whose securities are not qualified for listing on the TSE. To become a quotable security, the issuer must meet certain requirements, including having a paid-in capital of at least NT$50 million. In addition, the security must be recommended by two members of the Taipei Securities Dealers Association, each of which must be qualified as both an underwriter and trader, who will serve as market makers. The OTC Market has been computerized in conjunction with this expansion.


RISKS OF INVESTING IN STOCKS TRADED IN THE OVER-THE-COUNTER MARKET IN TAIWAN


     Investments in stocks traded in the OTC Market involve greater risks than are customarily associated with investing in companies that are listed on an exchange. The market price for the stock may be highly volatile depending on a number of factors. Many companies trading stocks in the OTC Market have limited operating and financial histories. Many companies whose securities are offered through the OTC Market may be smaller, newer and less seasoned than companies whose securities have been trading for some time on the TSE. The risks and complications frequently encountered in connection with a development stage business are often greater than those encountered with more seasoned companies. Such risks include the fact that securities in small or emerging growth companies may be subject to more abrupt or erratic market movements than larger, more established companies or the market average in general. Also, these companies may have limited product lines, markets or financial resources, or they may be dependent on a limited management group.


REQUIRED VOTE

     Approval of the proposed amendment will require the affirmative vote of a majority of the Fund's outstanding shares of common stock. As defined in the 1940 Act, a "majority of outstanding shares" means the lesser of 67% of the voting securities present at the Annual Meeting of Stockholders, if a quorum is present, or 50% of the outstanding securities. For this purpose, both abstentions and broker non-votes will have the effect of a vote to disapprove the proposed amendment. The Fund will continue under its current investment limitations if this proposal is not approved by the stockholders.


     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT TO THE FUND'S INVESTMENT LIMITATIONS TO PERMIT THE FUND TO INVEST IN STOCKS TRADED IN THE OVER-THE-COUNTER MARKET IN TAIWAN.


MISCELLANEOUS

     Proxies will be solicited by mail and may be solicited in person or by telephone or telegraph by officers of the Fund or personnel of the Adviser. The Fund has retained Shareholder Communications Corporation to assist in the proxy solicitation. The cost of their services is estimated at US$20,000, plus out-of-pocket expenses. The expenses connected with the solicitation of these proxies and with any further proxies which may be solicited by the Fund's officers or Shareholder Communications Corporation in person, by telephone, by facsimile, or by telegraph will be borne by the Fund. The Fund will reimburse banks, brokers, and other persons holding the Fund's shares registered in their names or in the names of their nominees for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

     No business other than as set forth herein is expected to come before the meeting, but should any other matter requiring a vote of stockholders arise, the persons named in the enclosed proxy will vote thereon according to their best judgment in the interests of the Fund.

STOCKHOLDER PROPOSALS


     Any proposal by a stockholder of the Fund intended to be presented at the Annual Meeting of Stockholders of the Fund to be held in February 1999 must be received by the Fund at 225 Franklin Street, Boston, Massachusetts 02110 not later than September 15, 1998.


                                          By order of the Board of Directors,

                                          Gloria Wang
                                          Secretary
225 Franklin Street
Boston, Massachusetts 02110

January 13, 1998

                                                                       EXHIBIT A

STATEMENT OF ADDITIONAL INFORMATION

     Currently, the Fund's investment limitations as set forth in the Fund's Statement of Additional Information state:

          "2. The Fund will not purchase any equity securities which, at the date purchase is made, are not listed and traded on the TSE, except that the Fund may purchase equity securities in initial public offerings and secondary public offerings if such securities will be listed on the TSE immediately following such offering..."

     The text of the proposed amendment is set forth below:


          "2. The Fund will not purchase any equity securities which, at the date purchase is made, are not (i) listed and traded on the TSE, (ii) purchased in initial public offerings and secondary public offerings but only if such securities will be listed on the TSE immediately following such offering, or (iii) traded in the over-the-counter market in Taiwan..."


MANAGEMENT CONTRACT

     Currently, the Fund's investment limitations as set forth in the Fund's Management Contract state:

     "10.3. The Manager agrees that it will not, using the assets held in the Trust Fund...

          (b) purchase any equity securities which, at the time purchase is made, are not listed and traded on the Taiwan Stock Exchange, except that it may purchase equity securities in initial public offerings and secondary public offerings if such securities will be listed on the Taiwan Stock Exchange immediately following such offering..."

     The text of the proposed amendment is set forth below:

     "10.3. The Manager agrees that it will not, using the assets held in the Trust Fund...


          (b) purchase any equity securities which, at the time purchase is made, are not (i) listed and traded on the Taiwan Stock Exchange, (ii) purchased in initial public offerings and secondary public offerings but only if such securities will be listed on the Taiwan Stock Exchange immediately following such offering, or (iii) traded in the over-the-counter market in Taiwan..."

BY-LAWS

     Currently, the Fund's investment limitations as set forth in the By-Laws state:

          "13.2. The Corporation will not purchase any equity securities which, at the date purchase is made, are not listed and traded on the Taiwan Stock Exchange, except that the Fund may purchase equity securities in initial public offerings and secondary public offerings if such securities will be listed on the Taiwan Stock Exchange immediately following such offering..."

     The text of the proposed amendment is set forth below:


          "13.2. The Corporation will not purchase any equity securities which, at the date purchase is made, are not (i) listed and traded on the Taiwan Stock Exchange, (ii) purchased in initial public offerings and secondary public offerings but only if such securities will be listed on the Taiwan Stock Exchange immediately following such offering, or (iii) traded in the over-the-counter market in Taiwan..."

                                   PROXY CARD

                             THE TAIWAN FUND, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              ANNUAL MEETING OF STOCKHOLDERS -- FEBRUARY 13, 1998



    The undersigned hereby appoints Lawrence F. Weber, Gloria Wang and Laurence
E. Cranch, and each of them, the proxies of the undersigned with full power of substitution to each of them, to vote all shares of The Taiwan Fund, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Taiwan Fund, Inc. to be held at the offices of Rogers & Wells, 200 Park Avenue, 52nd Floor, New York, New York 10166, on Friday, February 13, 1998 at 11:00 A.M., New York time, and at any adjournments thereof. The undersigned hereby revokes all proxies with respect to such shares heretofore given. The undersigned acknowledges receipt of the Proxy Statement dated January 13, 1998.



    UNLESS OTHERWISE SPECIFIED IN THE BOXES PROVIDED, THE UNDERSIGNED'S VOTE WILL BE CAST FOR ITEMS (1), (2), (3) AND (4).

                       PLEASE VOTE AND SIGN ON OTHER SIDE
                   AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

    Please sign exactly as your name or names appear. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

HAS YOUR ADDRESS CHANGED?                                            DO YOU HAVE ANY COMMENTS?

---------------------------------------------------------------      ---------------------------------------------------------------

---------------------------------------------------------------      ---------------------------------------------------------------

---------------------------------------------------------------      ---------------------------------------------------------------

                              FRONT OF PROXY CARD

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

1.   The election of directors:
     [ ] FOR                                           [ ] WITHHOLD

1.
      [ ] FOR ALL EXCEPT
Nominees:                        Benny T. Hu                      David Dean                       Joe O. Rogers
                                 Jack C. Tang                     Shao-Yu Wang                     Lawrence F. Weber

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE
             "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST ABOVE.

2. Ratification of the selection of Coopers & Lybrand L.L.P. as independent certified public accountants:

[ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

3. Approval of an amendment to the Fund's Securities Investment
   Trust -- Investment Management and Custodian Contract dated December 16, 1986, as amended (the "Management Contract") among the Fund, China Securities Investment Trust Corporation (the "Adviser") and the International Commercial Bank of China, to reduce, in the manner described in the accompanying Proxy Statement, the advisory fees payable thereunder.

[ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

4. Approval of an amendment to the Fund's investment limitations to permit the Fund to invest in stocks traded in the over-the-counter market in Taiwan, rather than only Taiwan Stock Exchange ("TSE") listed stocks or equity securities which will be listed on the TSE immediately following the offering of such securities and, in connection therewith, corresponding amendments to the Management Contract and By-Laws of the Fund:

[ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

5. In their discretion on any other business which may properly come before the meeting or at any adjournments thereof.

                                            Mark box at right if an address
                                            change or comment has been noted on
                                            the reverse side of this card.   [ ]

                                            Please be sure to sign and date this
                                            Proxy.

                                            Date:
                                            ------------------------------------

                                            ------------------------------------
                                            Signature of Stockholder

                                            ------------------------------------
                                            Signature of Joint Owner, if any

  RECORD DATE SHARES:

                                   BACK OF CARD